Exhibit 99.1

Bentley Park	News Release
2 Holland Way
Exeter, NH 03833-2937
Tel: 603.658.6100
Fax: 603.658.6101/6102
www.bentleypharm.com

Contact:
Sharon Merrill Associates
DRAFT- NOT FOR RELEASE	Jim Buckley
Executive Vice President
617.542.5300
bnt@investorrelations.com
Bentley Pharmaceuticals’ Stockholders Approve Merger Agreement
Acquisition by Teva Pharmaceutical Industries Ltd. is Complete
     EXETER, NH, July 22, 2008 — Bentley Pharmaceuticals, Inc. (NYSE: BNT) (“Bentley” or the “Company”) announced today that its stockholders have approved the Agreement and Plan of Merger, dated as of March 31, 2008, by and among the Company, Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA) (“Teva”) and Beryllium Merger Corporation (the “Merger Agreement”) and the acquisition of Bentley by Teva was completed. Pursuant to the terms of the Merger Agreement, Bentley became a wholly owned subsidiary of Teva, ceased to be publicly traded and accordingly its common stock will no longer be listed on the New York Stock Exchange. Each outstanding share of the Company’s common stock was converted into the right to receive a portion of the aggregate merger consideration, or approximately $14.82 per share. The aggregate merger consideration paid by Teva was approximately $359.7 million.
     Of the 22,727,434 issued and outstanding Bentley common shares as of the record date, 15,599,131 shares, representing 68.6% of the shares entitled to vote on the merger proposal, voted at the special meeting. 15,530,418, or approximately 68.3%, voted in favor of the acquisition.
     Teva, headquartered in Israel, is among the top 20 pharmaceutical companies in the world and is the leading generic pharmaceutical company. The company develops, manufactures and markets generic and innovative pharmaceuticals and active pharmaceutical ingredients. Over 80 percent of Teva’s sales are in North America and Western Europe.
     The Merger Agreement and the transactions contemplated thereby and related proposals were described in a definitive proxy statement filed with the Securities and Exchange Commission (“SEC”). Investors and security holders are advised to read the proxy statement for additional information regarding the acquisition and Teva Pharmaceutical Industries Ltd. Investors and security holders may obtain such materials and other documents filed by Bentley at the SEC’s website at http://www.sec.gov.

About Bentley
     Bentley Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on generic pharmaceutical products. Bentley manufactures and markets a growing portfolio of generic and branded generic pharmaceuticals in Europe for the treatment of cardiovascular, gastrointestinal, infectious and central nervous system diseases through its subsidiaries — Laboratorios Belmac, Laboratorios Davur, Laboratorios Rimafar and Bentley Pharmaceuticals Ireland. Bentley also manufactures and markets active pharmaceutical ingredients through its subsidiary, Bentley API. For more information about Bentley, please visit www.bentleypharm.com.
     On June 30, 2008, Bentley completed the spin-off of its drug delivery business as an independent company known as CPEX Pharmaceuticals, Inc. (NASDAQ: CPEX). As a result of the spin-off, at the closing of the acquisition by Teva, Bentley contained only its generic pharmaceutical operations.
Bentley’s Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:
     This press release contains forward looking statements, including, without limitation, statements regarding the merger transaction entered into between Bentley and Teva. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such statements. Factors that may cause such differences include, but are not limited to, risks associated with the following: uncertainties detailed under “Risk Factors” in Bentley’s 2007 Annual Report on Form 10-K, as amended, and its other subsequent periodic reports filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). Bentley cautions investors not to place undue reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this document, and Bentley undertakes no obligation to update or revise the statements, except as may be required by law.
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